UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

BCSB Bankcorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCSB Bankcorp, Inc.

4111 E. Joppa Road

Baltimore, Maryland 02136

(410) 256-5000

Notice of Special Meeting of Stockholders

On             , 2007, BCSB Bankcorp, Inc. will hold a special meeting of stockholders at Baltimore County Savings Bank, F.S.B. Perry Hall office, 4208 Ebenezer Road, Baltimore, Maryland. The meeting will begin at __:00 _.m., local time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) BCSB Bankcorp will convert to an interim federal stock savings association and will merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (B) Baltimore County Savings Bank, M.H.C., which currently owns approximately 63.5% of the common stock of BCSB Bankcorp, will convert to an interim federal stock savings association and merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of BCSB Bancorp, Inc., a Maryland corporation recently formed to be the holding company for Baltimore County Savings Bank, and then will merge into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (D) the outstanding shares of BCSB Bankcorp, other than those held by Baltimore County Savings Bank, M.H.C., will be converted into shares of common stock of BCSB Bancorp and (E) BCSB Bancorp will offer shares of its common stock for sale in a subscription offering and community offering; and

2.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Only stockholders as of             , 2007 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

In some instances, the rights of stockholders of BCSB Bancorp will be less than the rights stockholders of BCSB Bankcorp currently have. The decreases in stockholder rights under the articles of incorporation and bylaws of BCSB Bancorp are not mandated by Maryland law, but have been chosen by management as being in the best interests of the corporation and all of its stockholders. For a discussion of the differences in stockholders’ rights, see the section captioned “Proposal 1 – Approval of the Plan of Conversion and Reorganization – Comparison of Stockholders’ Rights” in the attached proxy statement.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Meadows

Corporate Secretary

Baltimore, Maryland

            , 2007

Questions and Answers

You should read this document and the accompanying prospectus (which includes a detailed index) for more information about the conversion. The plan of conversion and reorganization described in this document has been conditionally approved by the Office of Thrift Supervision.

Q.	What am I being asked to approve?

A.	BCSB Bankcorp stockholders as of , 2007 are asked to vote on the plan of conversion and reorganization, pursuant to which:

•	BCSB Bankcorp will convert to an interim federal stock savings association and will merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity;

•

Baltimore County Savings Bank, M.H.C., which currently owns approximately 63.5% of the common stock of BCSB Bankcorp, will convert to an interim federal stock savings association and merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity;

•

An interim stock savings association will be formed as a subsidiary of BCSB Bancorp, Inc., a Maryland corporation recently formed to be the holding company for Baltimore County Savings Bank, and then will merge into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity;

•	The outstanding shares of BCSB Bankcorp, other than those held by Baltimore County Savings Bank, M.H.C., will be converted into shares of common stock of BCSB Bancorp; and

•	BCSB Bancorp will offer shares of its common stock for sale in a subscription offering and community offering.

Q.	What are reasons for the conversion and the related offering?

A.	The primary reasons for the conversion are to structure our business in a form that will provide access to capital markets, support future lending and operational growth, enhance our ability to attract and retain qualified directors and management through stock-based compensation plans, support future branching activities and facilitate acquisitions of other financial institutions, create a more liquid and active market than currently exists for BCSB Bankcorp common stock and increase our capital, which will make us stronger.

Q.	What will I receive for my BCSB Bankcorp shares?

A.	As more fully described in the section of this proxy statement entitled “Proposal 1 – Approval of the Plan of Conversion and Reorganization – Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own upon completion of the conversion will be exchanged for between new shares at the minimum and shares of BCSB Bancorp at the maximum of the offering range (though cash will be paid in lieu of fractional shares). The number of new shares you receive for your existing BCSB Bankcorp shares does not depend on the market value of BCSB Bankcorp common stock. Instead, the exchange ratio is calculated based on the percentage of BCSB Bankcorp common stock held by the public, the final independent appraisal of the pro forma market value of BCSB Bankcorp common stock assuming the completion of the conversion and the offering and the number of shares sold in the offering. The result will be that each existing stockholder will own the same percentage of BCSB Bankcorp after the conversion as was held just prior thereto, before giving effect to (1) any shares purchased by the stockholder in the offering and (2) cash received in lieu of fractional shares.

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Q.	Why will the shares that I receive be based on a price of $10.00 per share rather than the trading price of the common stock prior to the conversion?

A.	Our Board of Directors selected a price of $10.00 per share for the stock offered for sale because it is a commonly selected per share price for mutual-to-stock conversions.

Q.	Should I submit my stock certificates now?

A.	No. If you hold your stock certificate(s), instructions for exchanging the shares will be sent to you after completion of the conversion. If your shares are held in street name, rather than in certificate form, the share exchange will occur automatically upon completion of the conversion.

Q.	Will BCSB Bancorp pay dividends?

A.	No. BCSB Bancorp currently does not expect to pay a dividend, and BCSB Bancorp does not expect to pay dividends following the conversion. We make no assurances when or if we may pay regular cash dividends in the future.

Q.	If my shares are held in street name, will my broker automatically vote on my behalf?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.	What if I do not give voting instructions to my broker?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion and reorganization.

Q.	May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A.	Yes. Eligible depositors of Baltimore County Savings Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as fully described in the prospectus. If you hold your stock certificate(s), you were mailed a stock order form and order reply envelope with this document. If you hold your shares in street name with a broker, you must call the stock information center if you would like to receive a stock order form. The telephone number is (410) .

Other Questions?

For answers to other questions, please read the proxy statement and the prospectus. Questions about the offering or voting may be directed to the stock information center by calling (410)             , Monday through Friday, from 9:00 a.m. to 4:00 p.m., Eastern time.

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BCSB Bankcorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BCSB Bankcorp, Inc. (“BCSB Bankcorp”) to be used at a special meeting of stockholders of BCSB Bankcorp. The special meeting will be held at Baltimore County Savings Bank, F.S.B. located at 4208 Ebenezer Road, Baltimore, Maryland on             , 2007 at __:00 __.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about             , 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your BCSB Bankcorp common stock if our records show that you held your shares as of the close of business on             , 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on             , 2007, there were             shares of BCSB Bankcorp common stock outstanding. Each share of common stock has one vote. BCSB Bankcorp’s charter provides that a record owner of BCSB Bankcorp common stock (other than Baltimore County Savings Bank, M.H.C.) who beneficially owns, either directly or indirectly, in excess of 10% of BCSB Bankcorp’s outstanding shares is not entitled to vote the shares held in excess of the 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on             , 2007, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of BCSB Bankcorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the plan of conversion and reorganization, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the plan of conversion and reorganization requires the affirmative vote of two-thirds of the outstanding shares of BCSB Bankcorp common stock, including the shares held by Baltimore County Savings Bank, M.H.C., and the affirmative vote of a majority of votes eligible to be cast at the meeting, excluding shares of Baltimore County Savings Bank, M.H.C. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion and reorganization.

Shares Held by Baltimore County Savings Bank, M.H.C. and Our Officers and Directors

As of             , 2007, Baltimore County Savings Bank, M.H.C. beneficially owned 3,754,960 shares of BCSB Bankcorp common stock. This equals             % of our outstanding shares. Baltimore County Savings Bank, M.H.C. intends to vote all of its shares in favor of the plan of conversion and reorganization.

As of             , 2007, our officers and directors beneficially owned             shares of BCSB Bankcorp common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals             % of our outstanding shares and             % of shares held by persons other than Baltimore County Savings Bank, M.H.C.

Voting by Proxy

Our Board of Directors is sending you this proxy statement to request that you allow your shares of BCSB Bankcorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of BCSB Bankcorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors. Our Board of Directors recommends that you vote “FOR” approval of the plan of conversion and reorganization.

If any matters not described in this proxy statement are properly presented at the special meeting, the Board of Directors will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the special meeting to solicit additional proxies. We may adjourn or postpone the meeting to solicit additional proxies if we have not received a sufficient number of votes to approve the plan of conversion and reorganization. However, no proxy that is voted against the plan of conversion and reorganization will be voted in favor of adjournment to solicit additional proxies. If the special meeting is postponed or adjourned, your BCSB Bankcorp common stock may be voted by the persons named in the proxy card on the new special meeting date as well, provided such meeting occurs within 30 days of the special meeting and you have revoked your proxy. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of BCSB Bankcorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your BCSB Bankcorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Proposal 1 — Approval of the Plan of Conversion and Reorganization

General

On February 14, 2007, the respective Boards of Directors of BCSB Bankcorp, Baltimore County Savings Bank and Baltimore County Savings Bank, M.H.C. unanimously adopted the plan of conversion and reorganization. Under the plan of conversion and reorganization, Baltimore County Savings Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of BCSB Bancorp, a newly formed Maryland corporation. Current stockholders of BCSB Bankcorp, other than Baltimore County Savings Bank, M.H.C., will receive shares of BCSB Bancorp common stock in exchange for their shares of BCSB Bankcorp common stock. Following the conversion, Baltimore County Savings Bank, M.H.C. will no longer exist.

The conversion to a stock holding company structure also includes the offering by BCSB Bancorp of its common stock to qualifying depositors and borrowers of Baltimore County Savings Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of BCSB Bancorp and Baltimore County Savings Bank as converted, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by BCSB Bancorp from the sale of the common stock. If the conversion is terminated, we would be required to charge all conversion expenses against current income.

The Office of Thrift Supervision has approved our plan of conversion and reorganization, subject to, among other things, approval of the plan of conversion and reorganization by Baltimore County Savings Bank, M.H.C.’s members and BCSB Bankcorp’s stockholders. The special meetings of Baltimore County Savings Bank, M.H.C.’s members and BCSB Bankcorp’s stockholders have been called for this purpose on             .

The following is a brief summary of the pertinent aspects of the conversion. A copy of the plan of conversion and reorganization is available from Baltimore County Savings Bank upon request and is available for inspection at the offices of Baltimore County Savings Bank and at the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to the registration statement, which BCSB Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information” in the prospectus.

Request for a Copy of the Plan of Conversion and Reorganization

A copy of the plan of conversion and reorganization and the articles of incorporation and bylaws of BCSB Bancorp are available upon written request to BCSB Bankcorp at the address on the front of this proxy statement. To receive timely delivery of the documents in advance of the special meeting of stockholders, you should make your request no later than             , 2007.

Description of the Conversion

BCSB Bancorp has been incorporated under Maryland law as a first-tier wholly owned subsidiary of Baltimore County Savings Bank. To effect the conversion, the following will occur:

•	BCSB Bankcorp will convert into an interim federal stock savings association and simultaneously merge with and into Baltimore County Savings Bank, pursuant to which BCSB Bankcorp will cease to exist;

•

Baltimore County Savings Bank, M.H.C. will convert from mutual form to a federal interim stock savings association and simultaneously merge with and into Baltimore County Savings Bank, pursuant to which Baltimore County Savings Bank, M.H.C. will cease to exist and the shares of

BCSB Bankcorp common stock held by Baltimore County Savings Bank, M.H.C. will be canceled; and

•	Baltimore County Interim Federal Savings and Loan Association III will be formed as a wholly owned subsidiary of BCSB Bancorp, and then will merge with and into Baltimore County Savings Bank.

As a result of the merger of Baltimore County Interim Federal Savings and Loan Association III with and into Baltimore County Savings Bank, Baltimore County Savings Bank will become a wholly owned subsidiary of BCSB Bancorp and the outstanding shares of BCSB Bankcorp common stock held by persons other than Baltimore County Savings Bank, M.H.C. will be converted into a number of shares of BCSB Bankcorp common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of BCSB Bancorp common stock to be outstanding upon the completion of the conversion (i.e., the common stock and the exchange shares) as the percentage of BCSB Bankcorp common stock owned by them in the aggregate immediately before consummation of the conversion before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares, (2) any shares of common stock purchased by existing public stockholders of BCSB Bankcorp in the offering.

Pursuant to Office of Thrift Supervision regulations, consummation of the conversion (including the offering of common stock in the offering, as described below) is conditioned upon the approval of the plan of conversion and reorganization by (1) the Office of Thrift Supervision, (2) at least a majority of the total number of votes eligible to be cast by members of Baltimore County Savings Bank, M.H.C. at the special meeting of members, (3) holders of at least two-thirds of the shares of the outstanding BCSB Bankcorp common stock at the special meeting of stockholders, and (4) the holders of at least a majority of the shares of outstanding common stock of BCSB Bankcorp, excluding shares held by Baltimore County Savings Bank, M.H.C., at the special meeting of stockholders.

Reasons for the Conversion

After considering the advantages and disadvantages of the conversion, the Boards of Directors of BCSB Bankcorp, Baltimore County Savings Bank and Baltimore County Savings Bank, M.H.C. unanimously approved the conversion as being in the best interests of BCSB Bankcorp, Baltimore County Savings Bank and Baltimore County Savings Bank, M.H.C. and their respective stockholders and members. The Board of Directors concluded that the conversion offers a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion.

The conversion will result in the raising of additional capital for BCSB Bancorp and Baltimore County Savings Bank, which will support Baltimore County Savings Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

After completion of the conversion, the unissued common and preferred stock authorized by BCSB Bancorp’s articles of incorporation will permit us to raise additional capital through further sales of securities. Although BCSB Bankcorp currently has the ability to raise additional capital through the sale of additional shares of BCSB Bankcorp common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that Baltimore County Savings Bank, M.H.C. hold a majority of the outstanding shares of BCSB Bankcorp common stock.

Although no assurances can be given, we expect the conversion to result in a more active and liquid market for BCSB Bancorp common stock, which we have applied to have listed on the Nasdaq Global Market, than currently exists for BCSB Bankcorp common stock.

The conversion will afford our officers and employees the opportunity to increase their stock ownership, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The conversion also will provide our customers and local community members with an opportunity to acquire our stock.

If Baltimore County Savings Bank had undertaken a standard conversion in 1998, applicable Office of Thrift Supervision regulations would have required a greater amount of BCSB Bankcorp common stock to be sold than the amount that was sold in connection with the formation of Baltimore County Savings Bank, M.H.C. and BCSB Bankcorp. If a standard conversion had been conducted in 1998, management of Baltimore County Savings Bank believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of Baltimore County Savings Bank, M.H.C. In addition, a standard conversion in 1998 would have immediately eliminated all aspects of the mutual form of organization.

The primary disadvantage of the conversion considered by Baltimore County Savings Bank’s Board of Directors is the fact that operating in the stock holding company form of organization could subject Baltimore County Savings Bank to contests for corporate control. The Board of Directors determined that the advantages of the conversion outweighed the disadvantages.

Share Exchange Ratio

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public stockholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion and reorganization, each publicly held share of BCSB Bankcorp common stock will, on the effective date of the conversion, be converted automatically into and become the right to receive a number of new shares of BCSB Bancorp common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public stockholders of BCSB Bancorp common stock will own approximately the same percentage of new common stock in BCSB Bancorp after the conversion as they held in BCSB Bankcorp immediately before the conversion, before giving effect to (1) the receipt of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At December 31, 2006, there were             shares of BCSB Bankcorp common stock outstanding, of which             were publicly held. The exchange ratio is not dependent on the market value of BCSB Bankcorp common stock. It is calculated based on the percentage of BCSB Bankcorp common stock held by the public, the independent appraisal of BCSB Bankcorp prepared by Feldman Financial Advisors, Inc. and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of BCSB Bankcorp common stock would receive in the exchange, based on the number of shares sold in the offering.

					Total Shares of Common Stock to be Outstanding	Exchange Ratio	Shares to be Received for 100 Shares of BCSB Bankcorp (1)
	Shares to be Sold in This Offering		Shares to be Exchanged for Shares of BCSB Bancorp (1)
	Amount	Percent	Amount	Percent
Minimum	4,250,000	63.5%	2,443,389	36.5%	6,693,389	1.1318	113
Midpoint	5,000,000	63.5	2,874,575	36.5	7,874,575	1.3316	133
Maximum	5,750,000	63.5	3,305,762	36.5	9,055,762	1.5313	153
15% Above Maximum	6,612,500	63.5	3,801,626	36.5	10,414,126	1.7610	176

(1)	Cash will be paid instead of issuing any fractional shares.

Outstanding options to purchase shares of BCSB Bankcorp common stock will be converted into and become options to purchase BCSB Bancorp common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At December 31, 2006, there were 133,500 outstanding options to purchase BCSB Bankcorp common stock, 113,500 of which were vested.

Effect of the Conversion on Stockholders of BCSB Bankcorp

Effect on Book Value, Earnings Per Share and Price Per Share. As adjusted for the exchange ratio, the conversion will increase the stockholders’ equity (book value) per share and earnings per share of the current stockholders of BCSB Bankcorp. [Confirm] The following table compares historical information for BCSB Bankcorp with similar information on a pro forma and per equivalent BCSB Bankcorp share basis. The information listed as “per equivalent BCSB Bankcorp share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.

	BCSB Bankcorp Historical	Pro Forma	Exchange Ratio	Per Equivalent BCSB Bankcorp Share
Book value per share at December 31, 2006:
Sale of 4,250,000 shares	$5.69	$10.24	1.1318	$11.59
Sale of 5,000,000 shares	5.69	9.50	1.3316	12.65
Sale of 5,750,000 shares	5.69	8.95	1.5313	13.71
Sale of 6,612,500 shares	5.69	8.48	1.7610	14.93

Earnings per share for three months ended December 31, 2005:
Sale of 4,250,000 shares	(0.04)	(0.02)	1.1318	(0.02)
Sale of 5,000,000 shares	(0.04)	(0.02)	1.3316	(0.02)
Sale of 5,750,000 shares	(0.04)	(0.01)	1.5313	(0.02)
Sale of 6,612,500 shares	(0.04)	(0.01)	1.7610	(0.02)

Price per share (1):
Sale of 4,250,000 shares	14.80	10.00	1.1318	11.32
Sale of 5,000,000 shares	14.80	10.00	1.3316	13.32
Sale of 5,750,000 shares	14.90	10.00	1.5313	15.31
Sale of 6,612,500 shares	14.80	10.00	1.7610	17.61

(1)	At February 13, 2007, which was the day of the last trade before announcement of the adoption of the plan of conversion.

Tax Aspects

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and reorganization and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the conversion is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Maryland tax laws, that no gain or loss will be recognized by Baltimore County Savings Bank, BCSB Bankcorp, BCSB Bancorp, or Baltimore County Savings Bank, M.H.C. as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Baltimore County Savings Bank, BCSB Bankcorp, BCSB Bancorp and Baltimore County Savings Bank, M.H.C. and persons receiving subscription rights.

Muldoon Murphy & Aguggia LLP has issued an opinion to BCSB Bankcorp, Baltimore County Savings Bank, Baltimore County Savings Bank, M.H.C. and BCSB Bancorp that, for federal income tax purposes:

1.	the conversion of Baltimore County Savings Bank, M.H.C. from mutual form to a federal interim stock association to be named Baltimore County Interim Federal Savings and Loan Association I will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Baltimore County Interim Federal Savings and Loan Association I or Baltimore County Savings Bank, M.H.C. by reason of such conversion;

2.	the merger of Baltimore County Interim Federal Savings and Loan Association I into Baltimore County Savings Bank will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Baltimore County Interim Federal Savings and Loan Association I, Baltimore County Savings Bank, M.H.C. or Baltimore County Savings Bank by reason of such merger;

3.	the conversion of BCSB Bankcorp from mutual form to Baltimore County Interim Federal Savings and Loan Association II will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Baltimore County Interim Federal Savings and Loan Association II or BCSB Bankcorp by reason of such conversion;

4.	the merger of Baltimore County Interim Federal Savings and Loan Association II into Baltimore County Savings Bank will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Baltimore County Interim Federal Savings and Loan Association II, BCSB Bankcorp or Baltimore County Savings Bank by reason of such merger;

5.	the merger of Baltimore County Interim Federal Savings and Loan Association III with and into Baltimore County Savings Bank (“bank merger”) will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code or as an exchange under Section 351 of the Internal Revenue Code, and no gain or loss will be recognized by Baltimore County Interim Federal Savings and Loan Association III, Baltimore County Savings Bank or BCSB Bancorp by reason of the bank merger;

6.	no gain or loss will be recognized by the current stockholders of BCSB Bankcorp upon the receipt of shares of common stock of BCSB Bancorp pursuant to the conversion except to the extent of any cash received in lieu of a fractional share interest in BCSB Bancorp;

7.	the aggregate tax basis of the shares of the BCSB Bancorp common stock to be received by the current stockholders of BCSB Bankcorp will be the same as the aggregate tax basis of the BCSB Bankcorp common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest in BCSB Bankcorp for which cash is received;

8.	the holding period of the shares of BCSB Bancorp common stock to be received by the current stockholders of BCSB Bankcorp will include the holding period of the shares of BCSB Bankcorp common stock, provided that BCSB Bankcorp common stock was held as a capital asset on the date of the bank merger;

9.	a holder of shares of BCSB Bankcorp common stock who receives cash in lieu of a fractional share of BCSB Bancorp common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of BCSB Bankcorp allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the bank merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of BCSB Bankcorp common stock is more than one year on the date of the bank merger;

10.	no gain or loss will be recognized by BCSB Bancorp upon the sale of shares of common stock in the offering;

11.	no gain or loss will be recognized by members of Baltimore County Savings Bank, M.H.C. upon the issuance to them of interests in the liquidation account in Baltimore County Savings Bank pursuant to the merger of Baltimore County Savings Bank, M.H.C. into Baltimore County Savings Bank;

12.	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of BCSB Bancorp to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be recognized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

13.	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offering pursuant to the exercise of the subscription rights will be the amount paid therefore, and that the holding period for such shares of common stock will begin on the date of completion of the offering; and

14.	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

The opinions set forth in paragraphs 12 and 13 above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase BCSB Bancorp common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock. Counsel believes that it is more likely than not (i.e., that there is more than a 50% likelihood) that the subscription rights have no market value for federal income tax purposes. If the subscription rights are found to have market value greater than zero, income may be recognized by various recipients of the subscription rights (whether or not the rights are exercised) and we may be taxed on the distribution of the subscription rights. Participants are encouraged to consult with their own tax advisor as to the tax consequences in the event that the subscription rights are deemed to have an ascertainable value.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

Baltimore County Savings Bank has also received an opinion from Stegman & Company, Baltimore, Maryland, that, assuming the conversion does not result in any federal income tax liability to Baltimore County Savings Bank, its account holders, Baltimore County Savings Bank, M.H.C., BCSB Bankcorp, or BCSB Bancorp, implementation of the plan of conversion and reorganization will not result in any Maryland income tax liability to those entities or persons.

The opinions of Muldoon Murphy & Aguggia LLP and Stegman & Company, are filed as exhibits to the registration statement that BCSB Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information” in the prospectus.

Comparison of Stockholders’ Rights

As a result of the conversion, current holders of BCSB Bankcorp common stock will become stockholders of BCSB Bancorp. There are certain differences in stockholder rights arising from distinctions between the federal stock charter and bylaws of BCSB Bankcorp and the articles of incorporation and bylaws of BCSB Bancorp and from distinctions between laws with respect to federally chartered savings and loan holding companies and Maryland law.

In some instances, the rights of stockholders of BCSB Bancorp will be less than the rights stockholders of BCSB Bankcorp currently have. The decrease in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interests of BCSB Bancorp. In some instances, the differences in stockholder rights may increase management rights. In other instances, these provisions in BCSB Bancorp’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of BCSB Bancorp and its stockholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the articles of incorporation and bylaws of BCSB Bancorp and Maryland law.

Authorized Capital Stock. The authorized capital stock of BCSB Bancorp consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The current authorized capital stock of BCSB Bankcorp consists of 13,500,000 shares of common stock, par value $0.01 per share, and 1,500,000 shares of preferred stock, par value $0.01 per share.

BCSB Bankcorp’s charter and BCSB Bancorp’ articles of incorporation both authorize the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates and liquidation preferences. Although neither Board of Directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, Baltimore County Savings Bank, M.H.C. is required to own not less than a majority of the outstanding common stock of BCSB Bankcorp. There will be no such restriction applicable to BCSB Bancorp following consummation of the conversion, as Baltimore County Savings Bank, M.H.C. will cease to exist.

BCSB Bancorp’s articles of incorporation does not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of BCSB Bancorp, whereas the current federal stock charter of BCSB Bankcorp restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, BCSB Bancorp could adopt stock-related compensation plans such as stock option plans without stockholder approval and shares of the capital stock of BCSB Bancorp could be issued directly to directors or officers without stockholder approval. The rules of the NASD, however, generally require corporations with securities that are quoted on the Nasdaq Stock Market, like BCSB Bancorp will be, to obtain stockholder approval of most compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plans discussed in this prospectus to stockholders for their approval.

Neither the federal stock charter and bylaws of BCSB Bankcorp nor the articles of incorporation and bylaws of BCSB Bancorp provide for preemptive rights to stockholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of BCSB Bankcorp or the articles of incorporation of BCSB Bancorp permits cumulative voting in the election of directors. Cumulative voting entitles you to as many votes as equal to the number of shares you hold, multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Baltimore County Savings Bank to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. Baltimore County Savings Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect BCSB Bancorp because dividends from Baltimore County Savings Bank will be a primary source of funds for the payment of dividends to the stockholders of BCSB Bancorp.

Maryland law generally provides that, unless otherwise restricted in a corporation’s charter, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto:

•	the corporation would not be able to pay its debts as they become due in the usual course of business; or

•

the total assets of the corporation would be less than the sum of its total liabilities plus (unless otherwise provided in its charter) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Board of Directors. The federal stock charter and bylaws of BCSB Bankcorp and the articles of incorporation and bylaws of BCSB Bancorp each require the Board of Directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of BCSB Bankcorp and the bylaws of BCSB Bancorp, any vacancy occurring in the Board of Directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office only until the next annual meeting of stockholders at which directors are elected.

The bylaws of BCSB Bancorp provide that to be eligible to serve on the Board of Directors a person must:

•	be no older than 72 years of age, except for those directors serving on the board of the Bank continuously since the Bank’s organization in 1955;

•	reside in either the Baltimore, Maryland Metropolitan Statistical Area or Cecil County, Maryland; and

•

not have been: (1) has been convicted or charged with the commission of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison; (2) within the past ten years, subject to a supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. § 1818(u), or any successor provision;

•	not currently be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association

(whether chartered by state, the federal government or any other jurisdiction) that engages in business activities in the same market area as BCSB Bancorp or any of its subsidiaries;

•

not be a nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or stockholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors under BCSB Bancorp’s bylaws; and

•

not be the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R. Section 574.4(d)), that includes a person who is ineligible for election to the Board of Directors under BCSB Bancorp’s bylaws.

These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors. The bylaws of BCSB Bankcorp do not contain similar qualification requirements, except that the bylaws do contain the age requirement.

Under the bylaws of BCSB Bankcorp, any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of stockholders called for such purpose. The articles of incorporation of BCSB Bancorp provides that any director may be removed by stockholders only for cause upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote in the election of directors. The higher vote threshold will make it more difficult for stockholders to remove directors and replace them with their own nominees.

Limitations on Liability. The articles of incorporation of BCSB Bancorp provides that, to the fullest extent permitted under Maryland law, directors and officers of BCSB Bancorp will not be personally liable to BCSB Bancorp or its stockholders for monetary damages. This provision would absolve directors and officers of personal liability for monetary damages for negligence in the performance of their duties, including gross negligence, and it would not affect the availability of injunctive or other equitable relief as a remedy.

Currently, federal law does not permit federally chartered savings and loan holding companies like BCSB Bankcorp to limit the personal liability of directors in the manner provided by Maryland law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that BCSB Bankcorp must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of BCSB Bankcorp or its stockholders. BCSB Bankcorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, BCSB Bankcorp is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

The articles of incorporation of BCSB Bancorp provides that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of BCSB Bancorp also provide that it will indemnify it employees and agents to such extent as shall be authorized by the board of directors of the bylaws and be permitted by law.

Special Meetings of Stockholders. The bylaws of BCSB Bankcorp provide that special meetings of the stockholders of BCSB Bankcorp may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than ten percent of the outstanding capital stock of BCSB Bankcorp entitled to vote at the meeting. The bylaws of BCSB Bancorp provide that special meetings of stockholders may be called by the Chairman, the President or by two-thirds of the total number of directors which BCSB Bancorp would have if there were no vacancies on the Board of Directors. In addition, the Secretary of BCSB Bancorp shall call a special meeting upon the written request of not less than a majority of all shares outstanding and entitled to vote at the meeting.

Stockholder Nominations and Proposals. The bylaws of BCSB Bankcorp provide BCSB an advance notice procedure for stockholders to nominate directors or bring other business before an annual or special meeting of stockholders of BCSB Bankcorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the BCSB Bankcorp Board of Directors or by a stockholder who has given appropriate notice to BCSB Bankcorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given BCSB Bankcorp appropriate notice of its intention to bring that business before the meeting. BCSB Bankcorp’s secretary must receive notice of the nomination or proposal not less than 30 days before the annual meeting; provided, however, that if less than 40 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to BCSB Bankcorp concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide BCSB Bankcorp with certain information concerning the nominee and the proposing stockholder.

BCSB Bancorp’s bylaws establish a similar advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of BCSB Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the BCSB Bancorp Board of Directors or by a stockholder who has given appropriate notice to BCSB Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given BCSB Bancorp appropriate notice of its intention to bring that business before the meeting. BCSB Bancorp’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to BCSB Bancorp concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide BCSB Bancorp with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives BCSB Bancorp’s Board of Directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about those matters.

Stockholder Action Without a Meeting. The bylaws of BCSB Bancorp do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to BCSB Bankcorp provides that stockholders, holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares, may inspect and make extracts from specified books and records of a federally chartered savings and loan associations after proper written notice for a proper purpose. Maryland law provides that a stockholder holding less than five percent of the outstanding capital stock may inspect specified books and records. Additionally, stockholders who have for at least six months beneficially owned more than five percent of the outstanding capital stock may, upon written request, inspect and copy the corporation’s books of account and stock ledger.

Limitations on Voting Rights. The articles of incorporation of BCSB Bancorp provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter (the “10% limit”), be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction can be if, before the beneficial owner of such shares acquired beneficial ownership of the shares in excess of the 10% limit, the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by BCSB Bancorp to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to:

•	any director or officer acting solely in their capacities as directors and officers; or

•	any employee benefit plans of BCSB Bancorp or any subsidiary or a trustee of a plan.

The charter of BCSB Bankcorp provides that, for a period of five years from the effective date of Baltimore County Savings Bank’s mutual holding company reorganization, no person, other than Baltimore County Savings Bank, M.H.C., shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of BCSB Bankcorp or any subsidiary.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the Board of Directors of BCSB Bankcorp and the holders of two-thirds of the outstanding stock of BCSB Bankcorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits BCSB Bankcorp to merge with another corporation without obtaining the approval of its stockholders if:

•	it does not involve an interim savings institution;

•	the charter of BCSB Bankcorp is not changed;

•

each share of BCSB Bankcorp stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of BCSB Bankcorp after such effective date; and

•

either: (a) no shares of voting stock of BCSB Bankcorp and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of BCSB Bankcorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of BCSB Bankcorp outstanding immediately before the effective date of the transaction.

BCSB Bancorp’s articles of incorporation require the approval of the affirmative vote of a majority of the votes entitled to be cast by all stockholders entitled to vote thereon. However, Maryland law provides that:

•

a merger of a 90% of more owned subsidiary with and into its parent may be approved without stockholder approval; provided, however that (1) the charter of the successor is not amended in the merger other than to change its name, the name or other designation or the par value of any class or series of its stock or the aggregate par value of its stock and (2) the contractual rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged;

•	a share exchange need not be approved by the stockholders of the successor;

•	a transfer of assets need not be approved by the stockholders of the transferee;

•

a merger need not be approved by the stockholders of a Maryland successor corporation provided that the merger does not reclassify or change the terms of any class or series of its stock that is outstanding immediately before the merger becomes effective or otherwise amend its charter and the number of shares of stock of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of the class or series of stock that is outstanding immediately before the merger becomes effective.

Business Combinations with Interested Stockholders. The articles of incorporation of BCSB Bancorp require the approval of the holders of at least 80% of BCSB Bancorp’s outstanding shares of voting stock entitled to vote to approve certain “business combinations” with an “interested stockholder.” This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of disinterested directors or where various fair price and procedural conditions have been met.

Under BCSB Bancorp’s articles of incorporation, the term “interested stockholder” means any person who or which is:

•	the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding voting stock of BCSB Bancorp;

•

an affiliate of BCSB Bancorp and at any time in the two-year period before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the BCSB Bancorp; or

•

an assignee of or has otherwise succeeded to any shares of voting stock that were at any time within the two-year period immediately before the date in question beneficially owned by any interested stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

A “business combination” includes, but is not limited to:

•

any merger or consolidation of BCSB Bancorp or of its subsidiaries with (a) any interested stockholder; or (b) any other corporation, which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested stockholder, or any affiliate of any interested stockholder, of any assets of BCSB Bancorp or any of its subsidiaries having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of the BCSB Bancorp and its subsidiaries;

•

the issuance or transfer by BCSB Bancorp or any of its subsidiaries (in one transaction or a series of transactions) of any securities of BCSB Bancorp or any of its subsidiaries to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equaling or exceeding 25% of the combined fair market value of the outstanding common stock of BCSB Bancorp, except for any issuance or transfer pursuant to an employee benefit plan of BCSB Bancorp or any of its subsidiaries;

•	the adoption of any plan for the liquidation or dissolution of BCSB Bancorp proposed by or on behalf of any interested stockholder or any affiliate or associate of such interested stockholder; or

•

any reclassification of securities (including any reverse stock split), or recapitalization of BCSB Bancorp, or any merger or consolidation of BCSB Bancorp with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of BCSB Bancorp or any of its subsidiaries, which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

Neither the charter or bylaws of BCSB Bankcorp nor the federal laws and regulations applicable to BCSB Bankcorp contain a provision that restricts business combinations between BCSB Bankcorp and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to BCSB Bankcorp generally provides that a stockholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings and loan association that is listed on a national securities exchange or quoted on the Nasdaq Stock Market are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq Stock Market or any combination of such shares of stock and cash.

After the conversion, the rights of appraisal of the dissenting stockholders of BCSB Bancorp will be governed by Maryland law. Pursuant to the Maryland law, a stockholder of a Maryland corporation generally has the right to dissent from any merger involving the corporation, share exchange, sale of all or substantially all of the corporation’s assets or an amendment of the charter that materially adversely affects stockholder rights, and to obtain fair value for his or her shares, subject to specified procedural requirements. However, no such appraisal rights are generally available for shares which are listed on a national securities exchange.

Evaluation of Offers. The articles of incorporation of BCSB Bancorp provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of BCSB Bancorp (including a tender or exchange offer, merger or consolidation or sale of all or substantially all of the assets of BCSB Bancorp) may, in connection with the exercise of its judgment in determining what is in the best interest of BCSB Bancorp and its stockholders, give consideration to the following factors:

•	the economic effect, both immediate and long-term, upon BCSB Bancorp’s stockholders, including stockholders, if any, not to participate in the transaction;

•

the social and economic effect on the employees, depositors and customers of, and others dealing with, BCSB Bancorp and its subsidiaries and on the communities in which BCSB Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical and current operating results or financial condition of BCSB Bancorp;

•	whether a more favorable price could be obtained for BCSB Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the offeror and its management and affiliates as they would affect the employees;

•	the future value of the stock or any other securities of BCSB Bancorp; and

•	any antitrust or other legal and regulatory issues that are raised by the proposal.

By having these standards in the articles of incorporation of BCSB Bancorp, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of BCSB Bancorp, even if the price offered is significantly greater than the then market price of any equity security of BCSB Bancorp.

Amendment of Governing Instruments. No amendment of the charter of BCSB Bankcorp may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of BCSB Bancorp generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C of Article Fifth (Limitation of Voting Common Stock), Sections A and C of Article Seventh (Removal of Directors), Sections F, J and L of Article Eighth (Amendment of Governing Instruments) and Article Ninth (Approval of Business Combinations), must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the Board of Directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

The bylaws of BCSB Bankcorp may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority of the votes cast by the stockholders of BCSB Bankcorp at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of BCSB Bancorp may be amended by the affirmative vote of two-thirds of the Board of Directors.

Anti-Takeover Effects of BCSB Bancorp’s Articles of Incorporation and Bylaws and Management Remuneration Adopted in the Conversion

The provisions described above are intended to reduce BCSB Bancorp’s vulnerability to takeover attempts and other transactions that have not been negotiated with and approved by our Board of Directors. Provisions of the equity incentive plan will provide for accelerated benefits to participants if a change in control of BCSB Bancorp or Baltimore County Savings Bank occurs or a tender or exchange offer for our stock is made. We also maintain three change in control agreements with executive officers, which will provide such eligible officers and employees with additional payments and benefits on the individual’s termination in connection with a change in control of BCSB Bancorp or Baltimore County Savings Bank. The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of BCSB Bancorp. Additionally, the provisions could deter offers to acquire the outstanding shares of BCSB Bancorp that might be viewed by stockholders to be in their best interests.

Our Board of Directors believes that the provisions of the articles of incorporation and bylaws are in the best interest of BCSB Bancorp and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. In the Board of Directors’ judgment, the Board of Directors is in the best position to determine the value of BCSB Bancorp and to negotiate more effectively for what may be in the best interest of all stockholders. Accordingly, the Board of Directors believes it is in the best interest of BCSB Bancorp and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the fair value of BCSB Bancorp. Despite the belief of our Board of Directors as to the benefit to stockholders of these provisions of BCSB Bancorp’s articles of incorporation and bylaws, these provisions may have the effect of discouraging a takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction might not have the opportunity to do so. Furthermore, these provisions may perpetuate incumbent management, even though some stockholders may deem existing management not to be acting in their best interests.

Exchange of Certificates

After completion of the conversion, each holder of a certificate(s) evidencing shares of BCSB Bankcorp common stock (other than Baltimore County Savings Bank, M.H.C.), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a certificate(s) representing the number of full shares of BCSB Bancorp common stock into which the holder’s shares have been converted based on the exchange ratio. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing shares of BCSB Bankcorp common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a certificate(s) evidencing BCSB Bancorp common stock. BCSB Bankcorp stockholders should not forward their certificates to Baltimore County Savings Bank or the exchange agent until they have received the transmittal letter. If you hold shares of BCSB Bankcorp common stock in street name, your account should automatically be credited with shares of BCSB Bancorp common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.

We will not issue any fractional shares of BCSB Bancorp common stock. For each fractional share that would otherwise be issued as a result of the exchange of BCSB Bancorp common stock for BCSB Bankcorp common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former BCSB Bankcorp shareholder would otherwise be entitled by $10.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered BCSB Bankcorp stock certificates. If you hold shares of BCSB Bankcorp common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.

No holder of a certificate representing shares of BCSB Bankcorp common stock will be entitled to receive any dividends on BCSB Bancorp common stock until the certificate representing such holder’s shares of BCSB Bankcorp common stock is surrendered in exchange for certificates representing shares of BCSB Bancorp common stock. If we declare dividends after the conversion but before surrender of certificates representing shares of BCSB Bankcorp common stock, dividends payable on shares of BCSB Bancorp common stock not then issued will accrue without interest. Any such dividends will be paid without interest upon surrender of the certificates representing shares of BCSB Bankcorp common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of BCSB Bankcorp common stock as evidencing ownership of the number of full shares of BCSB Bancorp common stock into which the shares of BCSB Bankcorp common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver a certificate(s) representing shares of BCSB Bancorp common stock to which a holder of BCSB Bankcorp common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of BCSB Bancorp common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of BCSB Bancorp common stock is to be issued in a name other than that in which the certificate evidencing BCSB Bankcorp common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Dissenters’ Rights

Stockholders of BCSB Bankcorp are not entitled to appraisal or dissenters’ rights in connection with the conversion.

Interest of Our Management and Directors

Our management and directors have an interest in the approval of the plan of conversion and reorganization because we intend our existing employee stock ownership plans to purchase additional shares in the offering and because we intend to implement a stock-based benefit plan under which we would grant stock options and award shares of restricted stock. For a discussion of these plans, see the section captioned “Our Management – Benefit Plans” in the prospectus.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to approve the plan of conversion and reorganization.

Miscellaneous

We will pay the cost of this proxy solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of BCSB Bankcorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

Whether or not you plan to attend the special meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Meadows

Corporate Secretary

Baltimore, Maryland

            , 2007

Revocable Proxy

BCSB Bankcorp, Inc.

Special Meeting of Stockholders

______, 2007

__:00 __.m., local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints             ,             ,              and             , and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of BCSB Bankcorp, Inc. (“BCSB Bankcorp”) that the undersigned is entitled to vote only at the special meeting of stockholders, to be held on             , 2007, at __:00 __.m., local time, at Baltimore County Savings Bank, F.S.B.’s Perry Hall office, located at 4208 Ebenezer Road, Baltimore, Maryland and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) BCSB Bankcorp will convert to an interim federal stock savings association and will merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (B) Baltimore County Savings Bank, M.H.C., which currently owns approximately % of the common stock of BCSB Bankcorp, will convert to an interim federal stock savings association and merge with and into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of BCSB Bancorp, Inc., a Maryland corporation recently formed to be the holding company for Baltimore County Savings Bank, and then will merge into Baltimore County Savings Bank, with Baltimore County Savings Bank being the surviving entity, (D) the outstanding shares of BCSB Bankcorp, other than those held by Baltimore County Savings Bank, M.H.C., will be converted into shares of common stock of BCSB Bancorp and (E) BCSB Bancorp will offer shares of its common stock for sale in a subscription offering and community offering.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal listed only if signed and dated. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies as directed by the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to any other business that may come before the special meeting or any adjournment thereof.

The undersigned acknowledges receipt from BCSB Bankcorp before the execution of this proxy of notice of the special meeting of stockholders and of a proxy statement for the special meeting.

Dated: , 2007

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.